BY-LAWS OF

                           ARC SLIDE TECHNOLOGIES LTD.

                             Adopted: August 1, 1994

                               ARTICLE I. OFFICES

                                Registered Office

     1.01. ARC SLIDE TECHNOLOGIES LTD. (the "Corporation") shall continuously maintain a registered office in the State of New Jersey and a registered agent having a business office at the registered office. When the registered office is changed or when the registered agent is changed, dies, resigns, or becomes disqualified, the Board of Directors shall determine the address of a new registered office or designate a successor registered agent or both, and shall cause the proper officers of the Corporation to file the required certificates with the Secretary of State of New Jersey.

                           Principal Place of Business

     1.02. The principal place of business of the Corporation is 788 Shrewsbury Avenue, Tinton Falls, New Jersey 07724. The Board of Directors has full power and authority to change the principal place of business at any time to another location within or outside of the State of New Jersey.

                            Other Places of Business

     1.03. Other places of business or offices may at any time be established by the Board of Directors at any place or places within or outside of the State of New Jersey.

                          ARTICLE II. SHAREHOLDERS AND
                             SHAREHOLDERS' MEETINGS

                                 Annual Meeting

     2.01. The annual meeting of shareholders of the Corporation shall be held at the time and place, either within or outside of the State of New Jersey, fixed by the Board of Directors. The Secretary of the Corporation shall cause written notice of the time, place, and purposes, including the election of directors, of the meeting to be transmitted to shareholders within the time periods prescribed by the Board of Directors not less than ten (10) days nor more than sixty (60) days before the meeting.

                                Special Meetings

     2.02. A special meeting of shareholders of the Corporation

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may be called for any purpose and at any time by the  President or pursuant to a resolution adopted by the Board of Directors. Special meetings may also be called by the Secretary or, in the case of the death, absence, incapacity, or refusal of the Secretary, by any other officer on the written request of shareholders who hold, in the aggregate, at least ten (10%) percent of the shares of stock of the Corporation entitled to vote on the matter to be acted on at the meeting. The shareholders' written request must set forth the purpose or purposes of the special meeting. In all instances in which a special meeting is called, the Secretary shall cause written notice of the time, place, and purposes of the meeting to be transmitted to shareholders within the time prescribed by the Board of Directors not less than ten (10) days nor more than sixty (60) days before the date of the meeting.

                           Consents Instead of Meeting

     2.03. a. Except as otherwise provided in New Jersey Statutes Section 14A:5--6(l), any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, provided that every shareholder who is entitled to vote on the action consents in writing to the action.

     b. In spite of Subparagraph (a) above, any action to be taken by the shareholders, other than the annual election of directors, may be taken without a meeting and without the unanimous written consent of the shareholders, provided that

               (1) Before the action, the Corporation obtains the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize the action at a meeting at which all shareholders entitled to vote on the action were present and voting;

               (2) If any shareholder has the right to dissent from the action, the Board of Directors shall fix a date on which written consents are to be tabulated; if no shareholder may dissent, the fixing of a date for tabulation shall be optional.

               (3) No consent shall be counted that is received more than sixty days after the date on which the Board of Directors authorizes the solicitation of consents or, in a case in which consents (or proxies for consents) are solicited from all shareholders who have been entitled to vote at a meeting called to authorize the proposed action, more than sixty days after the date of mailing of


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                    solicitations of consents (or of proxies for consents); and

               (4) To the extent (if any) and in the manner required by New Jersey Statutes Section 14A:5-6(2), the Secretary of the Corporation shall provide advance written notice of the proposed action and the conditions precedent to that action to all nonconsenting shareholders who would have been entitled to notice of a meeting to vote on the action.

     c. All  written  consents  obtained  by the  Corporation  pursuant  to this
Section 2.03 shall be filed in the minute book of the Corporation promptly after submission by the shareholders. Written consents may be executed together or in counterparts.

     d. Any action taken pursuant to this Section 2.03 shall have the same effect, for all purposes, as if taken at a shareholders' meeting.

                                     Quorum

     2.04. Except as otherwise required by New Jersey Statutes Sections 14A:5-2 and 14A:5-3, the presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares issued and outstanding shall constitute a quorum. The shareholders present at a meeting at which a quorum is present may continue to do business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum. If an insufficient number of shareholders is present at a meeting, in person or by proxy, to constitute a quorum, those shareholders who are present and who are entitled to vote at the meeting shall have the power to adjourn the meeting until enough shareholders are present to constitute a quorum.

                             Adjournment of Meetings

     2.05. Any annual or special shareholders' meeting may be adjourned by the holders of a majority of the voting shares of the corporation who are present in person or by proxy at the meeting. If the new time and place for the meeting are announced at the time of adjournment, and the only business to be transacted after reconvening could have been transacted at the original meeting, then no further notice of the new time and place for the meeting need be given to shareholders. If, however, after the adjournment, the Board of Directors fixes a new record date for the meeting, new notice of the meeting shall be given to each shareholder of record, as determined on a new record date.


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                                     Voting

     2.06. a. At every meeting of shareholders, each person entitled to vote and present at the meeting in person or by proxy shall have one vote for each full voting share of the Corporation that stands in that person's name on the books of the Corporation. If the Corporation has more than one class of shares outstanding on the applicable record date, then the foregoing provision shall apply only to the common shares of the Corporation; the shareholders of all other classes shall vote their shares in the manner provided in the certificate of incorporation as amended from time to time.

     b. If the Corporation holds its own shares, the Corporation shall not vote those shares at any meeting and those shares shall not be counted in determining the total number of outstanding shares at any given time. If the Corporation holds a majority of the shares entitled to vote for the election of directors of another domestic corporation or a foreign corporation, shares of the Corporation held be the other domestic or foreign corporation may not be voted at any meeting of shareholders of the Corporation for any purpose.

     c. Except as otherwise provided in New Jersey Statutes Section 14A:5-ll with regard to multiple classes or series of shares, whenever any action, other than the election of directors, is to be taken by vote of the shareholders, the action shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote unless a greater plurality is required by the certificate of incorporation or by the New Jersey Business Corporation Act.

                                   Record Date

     2.07. The Board of Directors shall fix, in advance, the record date for the determination of shareholders entitled to notice of and to vote at any annual or special meeting of shareholders. The record date shall not be more than sixty
(60) days or less than ten (10) days before the date of the meeting. If the Board of Directors fails to fix a record date for any shareholders' meeting, the record date shall be the close of business on the day before the day on which notice of the meeting is given, or if no notice is given, the next day before the day on which the meeting is held.

                                     Proxies

     2.08. Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act by written proxy (which may be in the form of a telegram or cable or its equivalent) given by the shareholder or the shareholder's agent. No proxy shall be valid for more than eleven months, unless


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a longer time is expressly  provided in the proxy.  Unless it is coupled with an interest or is otherwise irrevocable as provided in New Jersey Statutes Section 14A:5-19(3), a proxy shall be revocable at will. The grant of a later proxy revokes any earlier proxy unless the earlier proxy is irrevocable. A proxy shall not be revoked by the death or incapacity of the shareholder but shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any shareholders' meeting of any shareholder who has given a proxy shall not revoke the proxy unless the shareholder files written notice of revocation with the Secretary of the meeting before the voting of that proxy or the voting of the shares subject to the proxy by written ballot. A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his or her place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.

                            Voting of Pledged Shares

     2.09. Any person who has pledged shares entitled to vote at an annual or special meeting of shareholders of this Corporation shall have the right to vote those shares until they have been transferred into the name of the pledgee or a nominee of the pledgee.

                           Voting of Redeemable Shares

     2.10. If the Corporation issues redeemable shares, the holders of those shares shall not be entitled to vote on any matter on or after the date on which
(a) written notice of redemption of the shares has been mailed to the holders of those shares, and (b) a sum sufficient to redeem the shares has been deposited with a bank or trust company with irrevocable authorization to pay the redemption price to the shareholders on the surrender of the share certificates.

     2.11. The President, if present, shall preside at all meetings of shareholders. In the absence of the President, the most senior Vice President present at the meeting shall preside. The Secretary of the Corporation shall, if present, act as secretary at all meetings of shareholders; In the absence of the Secretary, any Assistant Secretary of the Corporation who is present may act as secretary of the meeting. If no Assistant Secretary is present, a temporary secretary for that particular meeting shall be designated by the presiding officer.

                                Order of Business

     2.12. The order of business at all meetings of the shareholders, unless changed by a majority vote of the shares


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entitled to vote at the meeting, shall be as follows:

                    a.   Call to order;

                    b.   Report on presence of quorum;

                    c. Reading or waiver of proof of mailing of notice of meeting and minutes of preceding meeting;

                    d.   Designation of inspectors of election, if any;

                    e.   Election of directors (if applicable);

                    f.   Old business;

                    g.   New business;

                    h.   Reports of officers; and

                    i.   Adjournment.

     2.13. Elections of directors and other matters requiring shareholder approval need not be by ballot unless a shareholder requests a vote by ballot on a particular issue before the commencement of voting on that issue.

                                   Inspectors

     2.14. a. Before any annual or special meeting of shareholders, the Board of Directors may appoint one or more inspectors to act as such at the meeting.

     b. In connection with any annual or special meeting of shareholders, if inspectors are not appointed by the Board of Directors or if they fail to qualify, the presiding officer at the meeting may and, on the request of any shareholder entitled to vote at the meeting, shall appoint one or more individuals to act as inspectors at the meeting.

     c. If an individual appointed as inspector fails to appear, qualify, or act as an inspector, the vacancy may be filled by the Board of Directors before the applicable meeting or at the meeting by the presiding officer at the meeting.

     d. Before  performing  their duties,  all inspectors  shall sign an oath or
affirmation   to  execute   faithfully  the  duties  of  inspector  with  strict
impartiality and according to the best of their abilities.

     e. No person shall be elected a director at a meeting at which he or she has served as an inspector.


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                                   Voting List

     2.15. At each shareholders' meeting, the Secretary or any Assistant Secretary shall produce a list of shareholders entitled to vote at the meeting. The list shall be certified to be complete by the Secretary or any Assistant Secretary or by a transfer agent duly appointed by the Board of Directors. The list, which may consist of cards or any equipment that permits a visual display, shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder of record. The list constitutes prima facie evidence of the identity of the shareholders entitled to vote at the meeting and may be inspected by any shareholder during the meeting.

                         ARTICLE III. BOARD OF DIRECTORS

              Responsibilities and Nature of the Board of Directors

     3.01. a. The business and affairs of the Corporation shall be managed by the Board of Directors. Directors must be at least eighteen years of age, but need not be residents of New Jersey, citizens of the United States, or shareholders of the Corporation.

     b. In discharging his or her duties to the Corporation and in determining what he or she reasonably believes to be in the best interest of the Corporation, a director may, in addition to considering the effects of any action on the shareholders, consider any of the following: (1) the effects of the action on the Corporation's employees, suppliers, creditors, and customers;
(2) the effects of the action on the community in which the corporation operates; and (3) the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation.

     c. If on the basis of the above factors, the Board of Directors determines that any proposal or offer to acquire the Corporation is not in the best interest of the corporation, it may reject such proposal or offer. If the Board of Directors determines to reject any such proposal or offer, the Board of Directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.

                               Number of Directors

     3.02. The Board of Directors shall consist of not less than four (4) nor more than nine (9) Directors. The precise number of Directors within this range shall be fixed by the Board of Directors each year before the annual meeting of shareholders. The Board of Directors immediately following the adoption of these bylaws shall consist of four (4) Directors.


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                                Regular Meetings

     3.03. Regular meetings of the Board of Directors shall be held, without call or notice, immediately following the annual meeting of shareholders of the Corporation, and with notice at any other time that the Board of Directors so determines.

                                Special Meetings

     3.04. A special meeting of the Board of Directors may be called for any purpose at any time by the President or by a majority of the Directors.

                               Notice of Meetings

     3.05. The Secretary shall give notice of the time, date, and place of each special meeting of the Board of Directors and of each regular meeting of the Board other than the meeting that immediately follows the annual meeting of shareholders. Notice shall be given at least two (2) days before the meeting if given orally, at least three (3) days before the meeting if given by cable, telegram, telecopier, or overnight messenger, and at least five (5) days before the meeting if given by mail or in any other manner. Any notice given by mail shall be deposited in the United States deposited with the United States Postal Service, postage prepaid and addressed to the director's last known residence or business address. The notice need not specify the business to be transacted at the meeting or its purpose.

                              Location of Meetings

     3.06. Meetings of the Board of Directors may be held at any place within or outside the State of New Jersey, provided that the regular meeting of the Board of Directors following the annual meeting of shareholders is held at the same location as the annual meeting.

                      Unanimous Consent Instead of Meeting

     3.07. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors may be taken without a meeting on the written consent of each member of the Board of Directors. Written consents may be executed together or in counterparts, and may be given before or after the action is taken. All consents shall be filed in the minute book of the Corporation promptly after they are given by the Directors. Written consents by all of the members of the Board of Directors shall have the same effect as a unanimous vote of the Board for all purposes.


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                                     Quorum

     3.08. Each Director shall have one vote at meetings of the Board of Directors, and the participation of the Directors with a majority of the votes of the entire Board of Directors shall constitute a quorum for the transaction of business.

                                     Voting

     3.09. Except as otherwise provided by law, every act or decision by a majority of the Directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors.

                         Use of Communication Equipment

     3.10. Where appropriate communication facilities are reasonably available, any or all of the members of the Board of Directors may participate in part or in all of a meeting of the Board of Directors by means of conference telephone or by any other means of communication by which all persons participating in the meeting are able to hear each other.

                             Resignation and Removal

     3.11. a. Any Director may resign at any time by written notice to the Corporation. A resignation shall be effective on receipt by the Corporation or at any later date specified by the resigning Director in the notice of resignation.

     b. Any Director may be removed for cause by the Board of Directors. The Board of Directors shall also have the power to suspend Directors pending a final determination that cause exists for removal.

                                    Vacancies

     3.12. a. A vacancy or vacancies in the Board of Directors shall be deemed to exist (1) in the case of the death, resignation, or removal of any Director;
(2) if the authorized number of Directors shall be increased; or (3) if, at any meeting at which Directors are to be elected, the shareholders fail to elect the authorized number of Directors to be elected at the meeting. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his or her term of office.

     b. Vacancies in the Board of Directors existing for any reason, including vacancies arising as a result of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors then in office, even if their number is insufficient to constitute a quorum, or by a sole


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remaining  director.  A Director so elected to fill a vacancy  shall hold office until a successor is elected and qualified at the next annual meeting of the shareholders.

     c. If a Director resigns from the Board of Directors effective at some future date, the future vacancy may be filled by the affirmative vote of a majority of the Directors then in office, including the Director who has resigned, even if their number is insufficient to constitute a quorum. The term of the newly elected Director will begin when the resignation becomes effective. A Director elected to fill a future vacancy shall hold office from the effective date of the predecessor's resignation until a successor is elected and qualified at the next annual or special meeting of the shareholders.

     d. The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors.

     e. If, for any reason, the Corporation has no Directors in office, any shareholder, or the executor or administrator of a deceased shareholder, has the right to call a special meeting of shareholders for the election of Directors. Any shareholder electing to exercise this right shall give notice of the meeting in accordance with Section 2.02 of these by-laws.

               Common Directorships; Directors' Personal Interest

     3.13. a. It shall not be necessary for a Director to leave a meeting of the Board of Directors or abstain from voting merely because the Board of Directors may be voting on (1) a transaction between the Corporation and that Director or
(2) a transaction between the Corporation and one or more entities in which that Director is interested, whether as a director of that entity or otherwise, and whether alone or with other Directors, provided that one or more of the conditions set forth in New Jersey Statutes Section 14A:6--8(l) is satisfied.

     b. Common or interested Directors may be counted in determining the presence of a quorum at a Board of Directors meeting at which a transaction described in Subparagraph 3.13(a) above is authorized, approved, or ratified.

                                Presiding Officer

     3.14. The President, if a member of the Board of Directors, shall preside at all meetings of the Board of Directors at which he or she is present. If the President is not present, the Board of Directors shall select one person from among its members present at the meeting to preside at the meeting. If the Secretary or any Assistant Secretary is present at meetings of the Board of Directors, that person shall record the minutes; if neither the


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Secretary nor the Assistant  Secretary is present,  the Board of Directors shall select one person from among its members present at the meeting to record the minutes.

                                  Adjournments

     3.15. A majority of the members of the Board of Directors present at a meeting of the Board of Directors may adjourn any Directors' meeting to meet again at a time and place fixed in the resolution adjourning the meeting. Notice need not be given if the period of adjournment does not exceed ten (10) days, and the time and place of the adjourned meeting are fixed in the resolution.

                            Compensation of Directors

     3.16. Directors shall be compensated for their services and reimbursed for their expenses as employees, officers, Directors, and members of Board of Directors committees. The Board of Directors shall periodically determine a reasonable basis for compensation, and a majority of the Board of Directors must adopt any resolution determining compensation. The Board of Directors may, if it deems it appropriate, provide for reduced or no additional compensation for Board of Directors members who are compensated employees of the Corporation.

                                Dissenting Votes

     3.17. Any Director who disagrees with any action taken by the Board of Directors shall have the right to record a dissent in the minute books of the Corporation; provided, however, that the legal effect of that action shall be governed by applicable law.

                             ARTICLE IV. COMMITTEES

                           Establishment of Committees

     4.01. The Board of Directors may designate an executive committee from among its members, consisting of two (2) or more Directors, and may at any time designate additional committees, each of which shall consist of two (2) or more Directors, by the affirmative vote of a majority of the entire Board of Directors. Subject to the limitations contained in Section 4.08 below, the executive committee shall have the maximum authority permitted by law in effect at the time of the exercise of that authority. Each additional committee shall have the authority, not exceeding the authority of the executive committee, specified by the Board of Directors in resolutions adopted by a majority of the entire Board of Directors.

                         Presiding Officer and Secretary

     4.02. If the President is a member of any committee, the


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President shall serve as the  chairperson of the committee.  If the President is not a member of a committee, then the committee may choose one of its members to act as chairperson, unless the Board of Directors designates a chairperson. Each committee shall from time to time designate a secretary of the committee who shall keep a record of its proceedings.

                                    Vacancies

     4.03. Vacancies in the membership of any committee may be filled by the Board of Directors, pursuant to a resolution adopted by a majority of the entire Board of Directors, for the unexpired term of the member whose death, resignation, removal, or disability caused the vacancy.

                                    Meetings

     4.04. Each committee shall adopt its own rules or procedure. Each committee shall meet at whatever times it may determine by resolution, and shall also meet whenever called together by the Board of Directors. Members of committees may attend meetings through the medium of communications equipment, in the same manner as members of the Board of Directors. Any committee may act by unanimous written consent instead of a meeting, in the same manner as the Board of Directors. Written consents submitted by all of the members of a committee shall have the same effect as a unanimous vote of the committee for all purposes.

                               Notice of Meetings

     4.05. If a committee establishes regular meeting dates, it shall not be necessary to give notice of a regular meeting. Notice of every special meeting shall be given in the manner and within the time periods specified in these by-laws with respect to notices of special meetings of the Board of Directors.

                                 Quorum; Voting

     4.06. Each Director shall have one vote at a meeting of a Board of Directors committee, and the participation of the Directors with a majority of the votes of the committee shall constitute a quorum for the transaction of business. A quorum at any meeting of any committee shall be a majority of the entire committee. Every act or decision by a majority of the Directors present at a duly held committee meeting at which a quorum is present shall be regarded as the act of the committee.

                                     Reports

     4.07. Actions taken at a meeting of any committee shall be reported to the Board of Directors at its next meeting, except that when the meeting of the Board of Directors is held within two (2)


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days after a committee  meeting,  the report may be made at the second  Board of
Directors meeting following the committee meeting.

                              Limitations on Power

     4.08. No committee of the Board of Directors shall have authority to do any of the following:

     a. Make, alter, or repeal any by--law of the Corporation;

     b. Elect or appoint any Director, or remove any officer or Director;

     c. Submit to the shareholders any action that requires their approval; or

     d. Amend or repeal any resolution adopted by the Board of Directors that by its terms is amendable or repealable only by the Board.

                    Powers of the Board of Directors

     4.09. By resolution adopted by a majority of the entire Board of Directors, the Board of Directors shall have the power to:

     a. Appoint one or more Directors to serve as alternate members of any committee and to act, in the absence or disability of members of any committee, with all the powers of the absent or disabled members;

     b. Abolish any committee at its pleasure; and

     c. Remove any Director from membership on any committee at any time, with or without cause.

                           ARTICLE V. WAIVER OF NOTICE

                             Requirements for Waiver

     5.01. Any notice required to be given pursuant to these bylaws may be waived in writing either before or after the meeting that is the subject of the notice. Copies of the waivers shall be filed in the minute book of the Corporation promptly after they are given. The attendance of any Director, committee member, or shareholder at a meeting without protesting the lack of notice before the conclusion of the meeting constitutes a waiver of the right to notice.

                               Nature of Business

     5.02. A waiver of notice of a Board of Directors meeting need not specify the nature of business transacted or to be transacted at the meeting or the purpose of the meeting. A waiver of notice of a shareholders' meeting shall specify the nature of business transacted or to be transacted at the meeting and the purpose of the meeting.

                              ARTICLE VI. OFFICERS

                                    Election

     6.01. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary, and any other officers, including without limitation one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, as the Board of Directors deems necessary. All officers shall be elected by the Board of Directors. The President, Treasurer, Secretary, and any other officers that the Board of Directors considers appropriate shall be elected at the regular Board of Directors meeting immediately following the annual meeting of shareholders. Any two or more offices may be held by the same person; provided, however, that no officer shall be authorized to verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged, or verified by two or more officers.

                               Additional Officers

     6.02. The Board of Directors may from time to time elect any other officers that it deems necessary, who shall hold their offices for the terms and have the powers and duties prescribed by the Board of Directors.

                      Election and Term of Office; Removal

     6.03. Each officer shall hold office from the date elected until the next annual election of officers, and until a successor has been elected unless the officer has previously resigned or been removed. All officers of the Corporation shall hold office at the pleasure of the Board of Directors.

                                    Vacancies

     6.04. Any vacancy in the offices of President, Treasurer, and Secretary shall be filled promptly by the Board of Directors. Any vacancy in any other office may be filled by the Board of Directors at its discretion.

                       Removal, Suspension and Resignation

     6.05. a. Any officer elected by the Board of Directors may be removed by the Board of Directors either with or without cause. The removal or suspension of an officer shall be without prejudice to any contract rights that the officer may have. Election of an officer shall not, in and of itself, create contract rights.

     b. Any officer may resign at any time by giving written notice to the Board of Directors or to the President. The resignation will be effective on receipt, or at any later time specified in the resignation. Unless otherwise specified in the resignation, its acceptance is not necessary to make it effective.

                                Powers and Duties

     6.06. The officers of the Corporation shall have the responsibilities set forth in these by-laws. The officers may have additional responsibilities as determined by the Board of Directors, the Executive Committee (if any) and, in the case of all officers other than the President, the President, provided that any additional responsibilities are not inconsistent with the provisions of these by-laws. Without limiting the foregoing, the officers shall have the following duties and responsibilities:

                                    President

     a. The President shall be the chief executive officer of the Corporation and, as such, shall have general supervision over the business and affairs of the Corporation, subject to the control of the Board of Directors. The President shall be a member ex officio of each standing committee to which he or she is not personally appointed. Subject to the control of the Board of Directors, the President may enter into any contract or execute and deliver any instruments on behalf of the Corporation. The President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors that he or she attends. In general, the President shall perform all duties incident to the office of the President, and any other duties that may be assigned by the Board of Directors.

                                 Vice President

     b. In the order of their seniority unless otherwise determined by the Board of Directors, the Executive Vice Presidents (if any) shall perform the functions of the President in the absence or disability of the President. In addition, they shall perform all other functions prescribed by the President or the Board of Directors.

     In the order of their seniority unless otherwise determined by the Board of Directors, the Vice Presidents (if any) shall perform the functions of the President in the absence or disability of the President and the Executive Vice Presidents (if any). They shall perform all other duties and have whatever other powers prescribed by the President or the Board of Directors.

                                    Treasurer

     c. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation. The Treasurer shall deposit all funds in the name of the Corporation in the institutions selected by the Board of Directors. The Treasurer shall keep or cause to be kept books of account on behalf of the Corporation and shall make these books available to any of the Directors of the Corporation during business hours at the office of the Corporation where the books and records are kept. In general, the Treasurer shall perform all the duties incident to the office of the Treasurer and any other duties as may be assigned by the President or the Board of Directors.

                               Assistant Treasurer

     d. Assistant Treasurers shall perform all of the duties and responsibilities of the Treasurer whenever the Treasurer is unavailable to perform the duties of the office, and shall perform all other duties as may be assigned to them by the Board of Directors, the President, or the Treasurer.

                                    Secretary

     e. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the shareholders and shall keep the minutes of those meetings in a book or books to be provided for that purpose. The Secretary shall cause notice of meetings to be given in accordance with these by--laws. In general, the Secretary shall perform all the duties incident to the office of the Secretary and any other duties as may be assigned by the President or the Board of Directors.

                               Assistant Secretary

     f. Assistant Secretaries shall perform all of the duties and responsibilities of the Secretary whenever the Secretary is unavailable to perform the duties of the office, and shall perform all other duties and exercise all other powers as may be assigned to them by the Board of Directors, the President, or the Secretary.

                               ARTICLE VII. SHARES

     7.01. The certificates for shares of the Corporation shall be in the form determined by the Board of Directors, subject to these by-laws, the certificate of incorporation, and applicable provisions of law. Each certificate shall indicate that the Corporation is organized under the laws of the State of New Jersey, and shall set forth the registered holder's name and the number of shares. Each certificate shall be signed by the President or any Executive Vice President or Vice President and the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary, and shall bear the seal of the Corporation or its facsimile. If any certificate is countersigned by a transfer agent or registrar who is not an officer or an employee of the Corporation, any and all other signatures may be facsimiles. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed on, any certificate shall have ceased to serve in that capacity before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if that person continued to serve in his or her former capacity at the date of the certificate's issue. Provided that it otherwise complies with the requirements of this Section 7.01 and applicable provisions of law, a card that is punched, magnetically coded, or otherwise treated so as to facilitate machine or automatic processing may be used by the Corporation as a share certificate.

                      Description of Rights and Preferences

     7.02. If the Corporation is at any time authorized to issue shares of more than one class, then each share certificate issued by the Corporation shall contain the following information on the face or back of the certificate, or shall state that the Corporation will furnish the following information to any shareholder on request and without charge:

     a. The designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued, so far as they have been determined; and

     b. The authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences, and limitations of any class or series.

                            Replacement Certificates

     7.03. The Board of Directors may direct that a new share certificate be issued to replace any certificate alleged to have been lost, destroyed, or wrongfully taken, on written notice received from the shareholder before the Corporation is informed that the share has been acquired by a bona fide purchaser. The notice required from the shareholder shall be in the form of an affidavit showing that the certificate has been lost, destroyed, or wrongfully taken. When authorizing the issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the certificate's issuance, require the shareholder or the shareholder's legal representative to file a bond with the Corporation in whatever reasonable sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed, or wrongfully taken.

                             Transfer of Securities

     7.04. The Corporation's securities shall be transferable only on the books of the Corporation. Transfer shall be permitted only by the person in whose name the securities appear on the Corporation's books, by that person's legal representative, or by that person's attorney if authorized by power of attorney duly executed and filed with the Corporation or its transfer agent. Transfers of securities may be made on surrender to the Corporation or to its agents of an outstanding certificate or certificates representing the security with a duly executed assignment and authorization to transfer endorsed on or attached to the certificate, together with proof of the authenticity of the signature and of the power of the assignor to transfer the security as the Corporation or its agents may require. On surrender, the Corporation or its agent shall issue a new certificate to the person entitled to it, cancel the old certificate, and record the transaction on its books. Except as provided in these by-laws or by the laws of the State of New Jersey, the person in whose name registered securities stand on the books of the Corporation shall be deemed the owner for all purposes.

                       Record Date for Dividends or Rights

     7.05. The Board of Directors may fix, in advance, a date as the record date for determining the shareholders entitled to receive payment of any dividend or the allotment of any right. The record date may in no case be more than sixty
(60) days before the event to which it relates. If the Board of Directors does not fix a record date in connection with these matters, then the record date with respect to these matters shall be at the close of business on the day on which the Board of Directors adopts the resolution authorizing a dividend or allotment of rights.

                 Issue of New Shares or Sale of Treasury Shares

     7.06. Shares of the Corporation that are authorized but not yet issued and treasury shares may be issued or sold from time to time for the consideration determined by the Board of Directors, but in no case for less than par value, subject to the provisions of the Business Corporation Act.

                            ARTICLE VIII. FISCAL YEAR

                                   Designation

     8.01. The fiscal year of the Corporation shall end on the last day of December in each year.

                             ARTICLE IX. AMENDMENTS

                              Amendments in General

     9.01. The power to alter, amend, or repeal these by-laws is vested in both the shareholders and the Board of Directors, subject to Paragraphs 9.02 and 9.03 below.

                           Amendments by Shareholders

     9.02. Any by-law made or amended by the Board of Directors may be amended or repealed by the shareholders, and new by-laws may be added by the shareholders. The shareholders may provide as to any or all by-laws that by-law provisions adopted by them may not be altered or repealed by the Board of Directors.

                      Amendments by the Board of Directors

     9.03. Any by-law made or amended by the shareholders may be amended or repealed by the Board of Directors, and new by-laws may be added by the Board of Directors unless the shareholders prescribe in the by-law that it shall not be altered or repealed by the Board of Directors.

                            ARTICLE X. MISCELLANEOUS

                                      Seal

     10.01. The Corporation's seal shall be inscribed with the name of the Corporation, the year of its incorporation, and the words "New Jersey." The seal may be used by causing it or a facsimile to be impressed or reproduced on a document or instrument, or affixed to a document or instrument.

                        Maintenance of Books and Records

     10.02. The Corporation shall maintain books and records of account and minutes of the meetings of its shareholders and Directors, including meetings of committees of the Board of Directors. These documents shall be maintained at one or more locations within or outside of the State of New Jersey, the location or locations to be designated by the Board of Directors. Each of these documents shall be in written form or in any other form capable of being converted into written form within a reasonable time.

                         Inspection of Corporate Records

     10.03. Any shareholder of record of the Corporation who has been a shareholder of record for at least six (6) months immediately preceding his or her demand and any person holding, or so authorized in writing by the holders of, at least five (5%) percent of the outstanding shares of any class or series shall have the right, on at least five (5) days' written demand to the president or the Secretary of the Corporation and for a purpose deemed proper under any applicable law, to examine in person, or by an agent or attorney, during usual business hours, the minutes of the Corporation's shareholders' meeting and the Corporation's record of its shareholders and to make extracts. The examination shall take place where the minutes and record are maintained.

                             Execution of Contracts

     10.04. The Board of Directors may authorize any person to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Authorization may be general or specific.

                       Voting Shares of Other Corporations

     10.05. The President and any Executive Vice President or Vice President are authorized to vote any shares of any other corporation or corporations standing in the name of the Corporation. This authority may be exercised by these officers either in person, by proxy, or by a duly executed power of attorney.

                                      Bonds

     10.06. The seal of the Corporation and any or all signatures of the officers or other agents of the Corporation on a bond of the Corporation and on any coupon attached to the bond may be facsimiles if the bond is countersigned by an officer of other agent of a trustee or by other certifying or authenticating authority. If any officer or other agent of the Corporation who has signed or whose facsimile signature has been placed on a bond or coupon has ceased to be an officer or agent before the bond is issued, the bond may be issued by the Corporation with the same effect as it that person were an officer or agent at the date of its issue.

                       Indemnification of Corporate Agents

     10.07. No director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

     The Corporation shall have the authority to indemnify any Corporate Agent against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement, incurred in connection with any pending or threatened action, suit, or proceeding, with respect to which the Corporate Agent is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided in this subparagraph shall not be deemed exclusive of any other right, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the Corporation, to which a Corporate Agent may be entitled under any by--law, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in that Corporate Agent's official capacity and as to action in another capacity. However, no indemnification shall be made to any Corporate Agent if a judgment or other final adjudication establishes that the Corporate Agent engaged in conduct that (1) breached the duty of loyalty to the Corporation or the shareholders, (2) was not undertaken in good faith, (3) involved a knowing violation of the law, or (4) resulted in the receipt by the Agent of an improper personal benefit. Conduct breaching the duty of loyalty is conduct that a person knows or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a matter in which he or she has a material conflict of interest. These indemnification rights shall insure to the benefit of the heirs, executors, and administrators of the Corporate Agent. The Corporation shall have the power to purchase and maintain insurance on behalf of any Corporate Agent against any liability asserted against the Corporate Agent and incurred by the Corporate Agent in any capacity, arising out of the Corporate Agent's status as a Corporate Agent, whether or not the Corporation would have the power to indemnify the Corporate Agent against the liability under the foregoing provisions. A "Corporate Agent" of the Corporation shall be any person who is or was a director, officer, employee, or agent of this Corporation or of any constituent Corporation absorbed by this Corporation in a consolidation or merger, and other persons serving at the request of the Corporation as a director, officer, trustee, employee, or agent of another Corporation, association, partnership, joint venture, trust, or other enterprise.

                             Subscription for Shares

     10.09. The Corporation may enter into subscription agreements with regard to the issuance of its shares, subject to the provisions of New Jersey Statutes
Section 14A:7-3.

                               Stock Purchase Plan

     10.10. The Corporation may establish and operate one or more stock purchase plans on the terms and conditions specified herein. A stock purchase plan may provide for the issue and sale of options, or, for the granting of options for the purchase of the Corporations unissued shares or issued shares purchased or to be purchased or acquired by the Corporation. A stock purchase plan may be made available to employees, officers, directors, and agents of the Corporation or any subsidiary of the Corporation, or other persons who are or have been actively engaged in the conduct of the business of the Corporation or any subsidiary of the Corporation, including persons who have retired, become disabled, or died prior to the establishment of the plan. A stock purchase plan may specify the type of consideration to be received as payment for those shares and whether payment must be made in installments, at one time, or in either manner. A stock purchase plan may specify methods for aiding any eligible persons in paying for the shares by compensation for services rendered, promissory notes, or other means. Any stock purchase plan, before becoming effective, must be adopted by the Board of Directors.

     A stock purchase plan may include provisions determining or providing for the determination of the following issues by the Board of Directors or a committee of the Board of Directors:

     (1)  The eligibility of directors and employees to participate in the plan.

     (2) The number and class of shares that may be subscribed for or for which options may be granted under the plan.

                             Employee Benefit Plans

     10.11. The Corporation may adopt, by resolution of the Board of Directors, to the extent permitted by law in effect when the resolutions are adopted, any one or more of the following plans for the benefit of some or all Employees (as defined below) and their families, dependents, or beneficiaries:

     1. Plans providing for payments solely in cash or property other than shares of the Corporation, including profit-sharing, bonus, savings, pension, retirement, deferred compensation, and other plans of similar nature; and

     2. Plans that do not involve the issuance or transfer of shares of the Corporation, for furnishing medical services; dental services; life, sickness, accident, disability, or unemployment insurance benefits; education; housing; social and recreational services; and other similar aids and services.

     For purposes of this Section, the term "Employees" means employees, officers, Directors, and agents of the Corporation and any subsidiary, and other persons who are or who have been actively engaged in the conduct of the business of the Corporation or any subsidiary, including any persons who have retired, become disabled, or died before the establishment of any plan of the Corporation.